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                                                                    EXHIBIT 21.1




                        SUBSIDIARY LIST (BY JURISDICTION)


CALIFORNIA

   230 Bay Place, L.P.
   Bay Rincon, L.P.
   Foxchase Drive San Jose Partners II, L.P.
   San Francisco Bay Partners II, Ltd.
   San Francisco Bay Partners III, L.P.
   Toyon Road San Jose Partners, L.P.


CONNECTICUT

   Bronxville West, LLC
   Smithtown Galleria Associates Limited Partnership
   Town Close Associates Limited Partnership
   Town Grove, LLC


DELAWARE

   AVB Realeum Employee LLC
   Avalon Ballston II, L.P.
   Avalon DownREIT V, L.P.
   Avalon Grosvenor, L.P.
   Avalon Park Tower, LLC
   Avalon Riverview I, LLC
   Avalon Riverview II, LLC
   Avalon Riverview III, LLC
   Avalon Terrace LLC
   AvalonBay Redevelopment LLC
   Bay Countrybrook L.P.
   Bay Pacific Northwest, L.P.
   Chrystie Venture Partners, LLC
   Falkland Partners, LLC
   Glen Cove Development LLC


DISTRICT OF COLUMBIA

   4100 Massachusetts Avenue Associates, L.P.


MARYLAND

   AVB Service Provider, Inc.
   AVB Trillium Holdings, Inc.
   Avalon 4100 Massachusetts Avenue, Inc.
   Avalon BFG, Inc.
   Avalon Ballston II, Inc.
   Avalon Chase Glen, Inc.
   Avalon Chase Grove, Inc.
   Avalon Chase Hampton, II, Inc.
   Avalon Chase Heritage, Inc.
   Avalon Collateral, Inc.
   Avalon Commons, Inc.
   Avalon Decoverly, Inc.
   Avalon Development Services, Inc.

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   MARYLAND (CONTINUED)

   Avalon DownREIT V, Inc.
   Avalon Fairway Hills I Associates
   Avalon Fairway Hills II Associates
   Avalon Fairway II, Inc.
   Avalon Mills, Inc.
   Avalon Oaks West, Inc.
   Avalon Oaks, Inc.
   Avalon Rock Spring Associates, LLC
   Avalon Town Green II, Inc.
   Avalon Town Meadows, Inc.
   Avalon Town View, Inc.
   Avalon Upper Falls Limited Dividend Corporation
   Avalon Village North, Inc.
   Avalon Village South, Inc.
   Avalon Wilson Blvd, Inc.
   Avalon at Great Meadow, Inc.
   Avalon at St. Clare, Inc.
   AvalonBay Arna Valley, Inc.
   AvalonBay Cable I, Inc.
   AvalonBay Communities, Inc.
   AvalonBay Grosvenor, Inc.
   AvalonBay Ledges, Inc.
   AvalonBay NYC Development, Inc.
   AvalonBay Orchards, Inc.
   AvalonBay Parking, Inc.
   Bay Asset Group, Inc.
   Bay Development Partners, Inc.
   Bay GP, Inc.
   Bay Waterford, Inc.
   Lexington Ridge-Avalon, Inc.


MASSACHUSETTS


   AvalonBay BFG Limited Partnership


MINNESOTA


   AvalonBay Devonshire L.L.C.
   AvalonBay Edinburgh L.L.C.


 NEW JERSEY


   Town Cove II Jersey City Urban Renewal, Inc.
   Town Cove Jersey City Urban Renewal, Inc.
   Town Run Associates


 VIRGINIA


   Arna Valley View Limited Partnership
   Avalon Decoverly Associates Limited Partnership